QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 9, 2006, relating to the consolidated financial statements and financial statement schedules of Vornado Realty L.P., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Vornado Realty L.P. for the year ended December 31, 2005, and of our report relating to the consolidated financial statements and financial statement schedules of Vornado Realty L.P. appearing in the Current Report on Form 8-K dated March 9, 2006 (October 27, 2006 as to the effects of the reclassifications discussed in Note 4), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
November 1, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM